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                                                                  Exhibit 23 (C)





                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-1 No. 333-XXXXX) filed on March 6, 1998 pursuant to Rule 462(b) under the Securities Act of 1933, of our report dated January 23, 1998 with respect to the financial statements of J&J Rental Services, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-45605) and the related Prospectus of United Rentals, Inc., and to the reference therein to our firm under the caption "Experts."

                                        /s/ Ernst & Young LLP



MetroPark, New Jersey
March 4, 1998